Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc. 10700 Parkridge Blvd., Suite 600 Reston, Va. 20191 (703) 390-5100 http://www.nii.com

Contacts:
Investor Relations: Tim Perrott (703) 390-5113 tim.perrott@nii.com

Media Relations: Claudia E. Restrepo (786) 251-7020 claudia.restrepo@nii.com

For Immediate Release

NII HOLDINGS ANNOUNCES STRONG PERFORMANCE FOR THE THIRD QUARTER OF 2003

     •     Subscriber additions of 58,800; 1.39 million total subscribers

     •     Consolidated third quarter revenues of $246 million

     •     Operating income before depreciation and amortization of $66 million

     •     Consolidated net income of $38 million or $1.81 per basic share

     •     Quarter end cash balance of $410 million

RESTON, Va. – October 29, 2003 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2003, including consolidated net income of $38 million, or $1.81 per basic share, compared to a net loss of $36 million in the third quarter of 2002. Consolidated operating revenues were $246 million, a 31% increase over the same period last year. The Company also reported consolidated operating income before depreciation and amortization of $66 million during the third quarter, a 66% increase from the third quarter of 2002, and consolidated operating income of $43 million, a 119% increase from the third quarter of 2002. As of September 30, 2003, NII Holdings reported approximately 1.39 million subscribers and consolidated cash balances of $410 million.

“We are continuing to execute our profitable growth strategy resulting in solid results for the quarter,” said Steve Shindler, NII Holdings’ Chairman and CEO. “We successfully launched service in Baja California, which includes cross-border Direct Connect® capability between the U.S. and select regions in Mexico. We continued to add high quality subscribers to our network across our markets and posted operating income before depreciation and amortization of $66 million.”

“As we look forward to the balance of 2003, we are maintaining our full year guidance at $240 million in operating income before depreciation and amortization due to the expected impact related to the recent depreciation of the Mexican peso, the increased emphasis we’re placing on growing our base of high quality post-paid subscribers, and the increased investment we plan to make in the fourth quarter in proven customer retention programs, including beginning to populate our subscriber base with higher capacity 6:1 vocoder handsets. We believe these investments will strengthen our customer base and lead to further reductions in our churn rate as we move into 2004,” Shindler added. “Additionally, given our recent accelerated profitable subscriber growth, there is a strong possibility that we will exceed our guidance of 180,000 net subscriber additions for the year.”

NII Holdings’ average monthly revenue per subscriber (ARPU) was approximately $55 for the third quarter compared to $48 in the same period last year. The Company also announced its seventh consecutive quarter of churn reduction, reporting average consolidated churn of 2.4% in the third quarter down from 2.5% in the second quarter of 2003.

Nextel Mexico, NII’s largest subsidiary, reported $56 million in third quarter 2003 operating income before depreciation and amortization and $37 million of operating income. These amounts represent significant improvements over third quarter 2002 operating income before depreciation and amortization of $33 million and operating income of $19 million. In addition, Nextel Mexico reported about 35,200 net subscriber additions during the third quarter of 2003, increasing its total subscriber base to about 615,900 handsets as of September 30, 2003. Each of NII’s operating companies in Brazil, Argentina and Peru also reported positive operating income before depreciation and amortization and were profitable during the third quarter of 2003.

During the third quarter of 2003, NII raised about $288 million in net proceeds through the sale of 2 million common shares and $180 million principal amount of 3.5% convertible notes due 2033. The Company used the proceeds to repay $203 million principal amount of its long-term credit facilities plus $6 million of accrued interest at a cost of $186 million.

The Company closed on several communication tower sale-leasebacks in Mexico and Brazil in the third quarter of 2003 under its previously announced agreement with American Tower Corporation, raising $22 million in local currency-based proceeds. These transactions are classified as long-term debt on the Company’s balance sheet. The Company’s total long-term debt as of September 30, 2003 was $514 million, including $87 million in tower financing obligations.

“During the quarter we successfully completed concurrent offerings of convertible debt and equity,” said Byron Siliezar, NII’s Vice President and Chief Financial Officer. “As a result of this transaction, we reduced our net debt from $201 million at the beginning of the year to $104 million, reduced our cost of borrowing and reduced our exposure to foreign exchange risk by repaying, at a discount, a U.S. dollar debt obligation held by our Brazilian operating company. We also strengthened our liquidity position to $410 million in available cash balances. Operationally, the Company continued to deliver solid performance in its markets, including strong growth in revenues as well as operating income before depreciation and amortization. All of our operating companies were profitable for the first nine months of 2003.”

Consolidated capital expenditures, including capitalized interest, were $39 million during the third quarter of 2003.

In addition to the results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated operating income before depreciation and amortization, ARPU and cost per gross add (CPGA), which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s third quarter results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS(1)
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(in millions, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company

	Nine Months Ended		Three Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating revenues
Service and other revenues	$644	$549	$235	$180
Digital handset and accessory revenues	31	24	11	8

	675	573	246	188

Operating expenses
Cost of service (exclusive of depreciation included below)	170	151	70	48
Cost of digital handset and accessory sales	91	78	32	26
Selling, general and administrative	228	240	78	73
Impairment, restructuring and other charges	—	16	—	1
Depreciation	32	50	13	18
Amortization	29	8	10	2

	550	543	203	168

Operating income	125	30	43	20

Other income (expense)
Interest expense	(49)	(149)	(18)	(12)
Interest income	7	3	2	1
Foreign currency transaction gains (losses), net	11	(160)	(4)	(20)
Gain on extinguishment of debt, net	22	—	22	—
Reorganization items, net	—	(136)	—	(11)
Other expense, net	(8)	(9)	(1)	(5)

	(17)	(451)	1	(47)

Income (loss) from continuing operations before income tax (provision) benefit	108	(421)	44	(27)
Income tax (provision) benefit	(19)	(8)	(6)	1

Net income (loss) from continuing operations	89	(429)	38	(26)
Discontinued operations
Income (loss) from operations of Nextel Philippines	—	1	—	(10)
Income tax provision	—	—	—	—

Income (loss) from discontinued operations	—	1	—	(10)

Net income (loss)	$89	$(428)	$38	$(36)

Net income (loss) from continuing operations per common share, basic	$4.34	$(1.58)	$1.81	$(0.10)
Net loss from discontinued operations per common share, basic	—	—	—	(0.03)

Net income (loss) per common share, basic	$4.34	$(1.58)	$1.81	$(0.13)

Net income (loss) from continuing operations per common share, diluted	$4.12	$(1.58)	$1.73	$(0.10)
Net loss from discontinued operations per common share, diluted	—	—	—	(0.03)

Net income (loss) per common share, diluted	$4.12	$(1.58)	$1.73	$(0.13)

Weighted average number of common shares outstanding, basic	20	270	21	270

Weighted average number of common shares outstanding, diluted	22	270	22	270

(1)  As a result of the application of fresh-start accounting rules under SOP 90-7 in 2002 and other events related to the Company’s reorganization, the Successor Company’s financial statements for the nine and three months ended September 30, 2003 are not fully comparable to the Predecessor Company’s financial statements for the nine and three months ended September 30, 2002.

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

Operating income before depreciation and amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company

	Nine Months Ended		Three Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Consolidated operating income	$125	$30	$43	$20
Consolidated depreciation	32	50	13	18
Consolidated amortization	29	8	10	2

Consolidated operating income before depreciation and amortization	$186	$88	$66	$40

Guidance

Estimate
For the Year Ended
December 31, 2003

Consolidated operating income	$150
Consolidated depreciation and amortization	90

Consolidated operating income before depreciation and amortization	$240

Average monthly revenue per handset/unit in service (ARPU)

Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

a.     Consolidated

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Service and other revenues	$235	$180
Less: analog revenues	(2)	(2)
Less: other revenues	(13)	(6)

Total subscriber revenues	$220	$172

ARPU calculated with subscriber revenues	$55	$48

ARPU calculated with service and other revenues	$59	$51

b.     Nextel Mexico

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Service and other revenues	$148	$107
Less: analog revenues	(1)	(2)
Less: other revenues	(7)	(3)

Total subscriber revenues	$140	$102

ARPU calculated with subscriber revenues	$80	$75

ARPU calculated with service and other revenues	$84	$78

c.     Nextel Brazil

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Service and other revenues	$35	$39
Less: analog revenues	(1)	(1)
Less: other revenues	(1)	(1)

Total subscriber revenues	$33	$37

ARPU calculated with subscriber revenues	$30	$30

ARPU calculated with service and other revenues	$32	$31

d.     Nextel Argentina

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Service and other revenues	$29	$13
Less: analog revenues	—	—
Less: other revenues	(2)	(1)

Total subscriber revenues	$27	$12

ARPU calculated with subscriber revenues	$37	$22

ARPU calculated with service and other revenues	$40	$24

e.     Nextel Peru

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Service and other revenues	$22	$20
Less: analog revenues	—	—
Less: other revenues	(1)	(1)

Total subscriber revenues	$21	$19

ARPU calculated with subscriber revenues	$50	$53

ARPU calculated with service and other revenues	$53	$56

Cost per gross add (CPGA)

Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

a.     Consolidated

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Digital handset and accessory revenues	$11	$8
Less: cost of handset and accessory sales	32	26

Handset subsidy costs	21	18
Selling and marketing	33	30

Costs per statement of operations	54	48
Less: costs unrelated to initial customer acquisition	(4)	(4)

Customer acquisition costs	$50	$44

Cost per Gross Add	$342	$331

b.     Nextel Mexico

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Digital handset and accessory revenues	$5	$4
Less: cost of handset and accessory sales	18	17

Handset subsidy costs	13	13
Selling and marketing	20	20

Costs per statement of operations	33	33
Less: costs unrelated to initial customer acquisition	(2)	(3)

Customer acquisition costs	$31	$30

Cost per Gross Add	$456	$449

c.     Nextel Brazil

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Digital handset and accessory revenues	$3	$3
Less: cost of handset and accessory sales	8	5

Handset subsidy costs	5	2
Selling and marketing	6	5

Costs per statement of operations	11	7
Less: costs unrelated to initial customer acquisition	(1)	(1)

Customer acquisition costs	$10	$6

Cost per Gross Add	$248	$185

d.     Nextel Argentina

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Digital handset and accessory revenues	$3	$—
Less: cost of handset and accessory sales	4	1

Handset subsidy costs	1	1
Selling and marketing	3	2

Costs per statement of operations	4	3
Less: costs unrelated to initial customer acquisition	—	—

Customer acquisition costs	$4	$3

Cost per Gross Add	$144	$122

e.     Nextel Peru

	For the Three Months Ended

	September 30,	September 30,
	2003	2002

Digital handset and accessory revenues	$—	$1
Less: cost of handset and accessory sales	2	3

Handset subsidy costs	2	2
Selling and marketing	2	3

Costs per statement of operations	4	5
Less: costs unrelated to initial customer acquisition	—	—

Customer acquisition costs	$4	$5

Cost per Gross Add	$318	$357

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (1)

NII Holdings, Inc.

(subscribers in thousands)

	As of September 30,

	2003	2002

Total digital subscribers	1,387	1,220
Net subscriber additions	59	44
Churn (%)	2.4%	2.8%

	Three Months Ended
	September 30,

	2003	2002

ARPU	$55	$48
CPGA	$342	$331

Nextel Mexico

(dollars in millions and subscribers in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating Revenues
Service and other revenues	$148	$107	$404	$303
Digital handset and accessory revenues	5	4	13	10

	153	111	417	313

Operating Expenses
Cost of service	36	24	83	65
Cost of digital handset and accessory sales	18	16	52	45
Selling, general and administrative	43	38	120	114
Impairment, restructuring and other charges	—	—	—	—
Depreciation and amortization	19	14	52	39

	116	92	307	263

Operating Income	$37	$19	$110	$50

	As of September 30,

	2003	2002

Total digital subscribers	616	487
Net subscriber additions	35	35
Churn (%)	2.1%	2.6%

	Three Months Ended
	September 30,

	2003	2002

ARPU	$80	$75
CPGA	$456	$449

Nextel Brazil

(dollars in millions and subscribers in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating Revenues
Service and other revenues	$35	$39	$99	$129
Digital handset and accessory revenues	3	3	8	10

	38	42	107	139

Operating Expenses
Cost of service	14	15	39	54
Cost of digital handset and accessory sales	8	5	19	18
Selling, general and administrative	11	17	38	57
Impairment, restructuring and other charges	—	—	—	1
Depreciation and amortization	2	3	3	9

	35	40	99	139

Operating Income	$3	$2	$8	$—

	As of September 30,

	2003	2002

Total digital subscribers	371	412
Net subscriber additions	2	(8)
Churn (%)	3.6%	3.3%

	Three Months Ended
	September 30,

	2003	2002

ARPU	$30	$30
CPGA	$248	$185

Nextel Argentina

(dollars in millions and subscribers in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating Revenues
Service and other revenues	$29	$13	$74	$56
Digital handset and accessory revenues	3	1	8	3

	32	14	82	59

Operating Expenses
Cost of service	10	3	22	13
Cost of digital handset and accessory sales	4	1	12	6
Selling, general and administrative	10	6	26	29
Impairment, restructuring and other charges	—	—	—	8
Depreciation and amortization	1	1	3	2

	25	11	63	58

Operating Income	$7	$3	$19	$1

	As of September 30,

	2003	2002

Total digital subscribers	257	195
Net subscriber additions	19	11
Churn (%)	1.1%	2.3%

	Three Months Ended
	September 30,

	2003	2002

ARPU	$37	$22
CPGA	$144	$122

Nextel Peru

(dollars in millions and subscribers in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating Revenues
Service and other revenues	$22	$20	$67	$60
Digital handset and accessory revenues	1	1	2	1

	23	21	69	61

Operating Expenses
Cost of service	8	6	25	18
Cost of digital handset and accessory sales	3	3	8	9
Selling, general and administrative	6	6	19	18
Impairment, restructuring and other charges	—	—	—	—
Depreciation and amortization	1	2	3	5

	18	17	55	50

Operating Income	$5	$4	$14	$11

	As of September 30,

	2003	2002

Total digital subscribers	143	127
Net subscriber additions	3	6
Churn (%)	2.4%	2.4%

	Three Months Ended
	September 30,

	2003	2002

ARPU	$50	$53
CPGA	$318	$357

(1)	For information regarding ARPU and CPGA, see Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2003 and 2002 included with this release.